UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2017 (November 10, 2017)

BROOKFIELD DTLA FUND OFFICE
TRUST INVESTOR INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36135 (Commission File Number)	04-2616226 (IRS Employer Identification Number)

250 Vesey Street, 15th Floor, New York, New York 10281
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)
(212) 417-7000

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amended Current Report is being filed to amend the Current Report on Form 8-K filed on November 13, 2017 (the “Original 8-K”) in order to correct a scrivener’s error.  Except for the correction of the scrivener’s error, this Amended Current Report does not update, modify or amend any disclosures set forth in the Original 8-K.
Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 13, 2017, Brookfield DTLA Fund Office Trust Investor, Inc. filed the Original 8-K to report the results of voting from its Annual Meeting of Stockholders and Special Meeting of Stockholders both held on November 10, 2017.  Due to a scrivener’s error, the Original 8-K named former directors Bryan J. Davis and Paul L. Shulman as elected directors instead of Ian Parker and Ricky Tang.  The table under “Item 1 – Election of Directors” should read as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
G. Mark Brown	1,000	0	0	0
Michelle L. Campbell	1,000	0	0	0
Ian Parker	1,000	0	0	0
Robert L. Stelzl	1,000	0	0	0
Ricky Tang	1,000	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Dated: November 16, 2017	By:	/s/ Michelle L. Campbell
		Name:	Michelle L. Campbell
		Title:	Vice President, Secretary